Exhibit 10.6

MANPOWER INC.

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (this “Agreement”) is executed as of February 16, 2005 by and between MANPOWER INC., a Wisconsin corporation (the “Corporation”), and MICHAEL J. VAN HANDEL (the “Employee”).

W I T N E S S E T H:

WHEREAS the Board of Directors of the Corporation has established the 2003 Equity Incentive Plan (the “Plan”) with the approval of the shareholders of the Corporation; and

WHEREAS, the Employee has been granted Restricted Stock under the Plan subject to the terms provided in this Agreement and the Plan.

NOW, THEREFORE, the Corporation and the Employee hereby agree as follows:

1. Provisions of Plan Control. This Agreement shall be governed by the provisions of the Plan, the terms and conditions of which are incorporated herein by reference. The Plan empowers the Administrator to make interpretations, rules and regulations thereunder, and, in general, provides that determinations of the Administrator with respect to the Plan shall be binding upon the Employee. Unless otherwise provided herein, all capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan. A copy of the Plan will be delivered to the Employee upon reasonable request.

2. Terms of Award. The Employee has been granted 7,500 shares of Restricted Stock under the Plan. Notwithstanding the terms of the Plan, the Administrator has determined that the Restricted Period is the period ending on February 16, 2011, unless the Restricted Period ends sooner as provided in the Plan. Notwithstanding the foregoing, the Restricted Period shall end and the Employee shall become vested in the shares of Restricted Stock if the shares have not previously vested or been forfeited, as follows:

a.	upon the Employee’s termination of employment by the Corporation other than for “Cause” as defined below;

b.	upon the Employee’s voluntary termination of employment for “Good Reason” as defined below;

c.	or; on February 16, 2008 (the “Accelerated Vesting Date”), if on such date the Company’s “Total Shareholder Return,” as defined below, exceeds the sixtieth (60%) percentile of the Total Shareholder Return for the companies within the “Peer Group,” as defined below.

For purposes of the above:

a.	Termination for “Cause” will mean termination of the Employee’s employment upon:

(i)	the Employee’s repeated failure to perform work reasonably assigned to him in a competent, diligent and satisfactory fashion as determined by the Chief Executive Officer or the Board of Directors of the Corporation in his or its reasonable discretion;

(ii)	insubordination;

(iii)	the Employee’s commission of any material act of dishonesty or disloyalty involving the Corporation or any of its subsidiaries or affiliates (the “Manpower Group”);

(iv)	the Employee’s chronic absence from work other than by reason of a serious health condition;

(v)	the Employee’s commission of a crime which substantially relates to the circumstances of his position with the Manpower Group or which has a material adverse effect on the business of the Manpower Group; or

(vi)	the willful engaging by the Employee in conduct which is demonstrably and materially injurious to the Manpower Group.

b.	“Good Reason” will mean, without the Employee’s consent, the occurrence of any one or more of the following:

(i)	the assignment to the Employee of a position which represents a material reduction from the Employee’s position on the date of this Agreement or the assignment to him of duties, other than incidental duties, inconsistent with such position or other position to which he is assigned, provided he objects to such assignment by written notice to the Corporation within 20 business days after it is made and the Corporation fails to cure, if necessary, within 10 business days after such notice is given;

(ii)	any reduction in the Employee’s base salary, or any material violation of any agreement between the Employee and the Corporation regarding the Employee’s compensation, which remains uncured 10 business days after the Employee gives written notice to the Corporation which specifies the violation; or

(iii)	the Employee being required by the Corporation to change the location of the Employee’s principal office to one in excess of 75 miles from the Corporation’s home office in Glendale, Wisconsin, provided the Employee’s employment with the Corporation is terminated within 90 days after any such change of location.

c.	“Peer Group” means the group of companies that make up the Corporation’s industry peers, specifically:

Administaff Inc.

Kelly Services Inc.

Gevity Hr Inc.

Spehrion Corp.

Robert Half Intl Inc.

Volt Info Sciences Inc.

MPS Group Inc.

CDI Corp.

Labor Ready Inc.

Kforce Inc.

Remedytemp Inc.

In the event any of a merger, acquisition, divestiture, dissolution, de-listing, or similar event or transaction involving any of the above companies during the three-year period between the date of this Agreement and the Accelerated Vesting Date, the Administrator, in its sole discretion, may determine whether such company, or its successor, where applicable, should be included in the Peer Group for all or a portion of the period covered in the determination of Total Shareholder Return.

d.	“Total Shareholder Return” means the percentage return a shareholder in any of the Peer Group companies or of the Corporation earns based on an investment in the common stock of such company between the date of this Agreement and the Accelerated Vesting Date, measured by the change in share price during such period, assuming dividends are reinvested in the common stock of the company invested in. The share price for a share of common stock in any of the Peer Group companies or of the Corporation shall be the average of the closing prices for the three-month period preceding the relevant measurement date (November 16, 2004 – February 15, 2005 to determine the share price on the date of this Agreement or November 16, 2007 – February 15, 2008 to determine the share price on the Accelerated Vesting Date), as quoted on the NYSE or NASDAQ. For purposes of calculating the impact of dividend reinvestment in any of the Peer Group companies or in the Corporation, dividends shall be deemed to be reinvested in the common stock of a Peer Group company or of the Corporation at the end of each calendar quarter, using the closing price for the last day of such calendar quarter, as quoted on the NYSE or NASDAQ, as the purchase price for any such shares.

3. Dividends and Voting Rights. The Employee shall be entitled to receive any dividends that become payable with respect to such shares of Restricted Stock and shall be entitled to voting rights with respect to such shares of Restricted Stock.

4. Taxes. The Corporation may require payment or reimbursement of or may withhold any tax that it believes is required as a result of the grant or vesting of such Restricted Stock or any payments in connection with the Restricted Stock, and the Corporation may defer making delivery of any Restricted Stock or Shares in respect of Restricted Stock until arrangements satisfactory to the Corporation have been made with regard to any such payment, reimbursement, or withholding obligation.

5. Stock Certificates. In accordance with the Plan, the Corporation will retain custody of the stock certificates representing Restricted Stock during the Restricted Period. As soon as practicable after the execution of this Agreement, the Participant shall deliver to the Corporation a stock power signed by the Participant to be used in the event the Restricted Stock is forfeited to the Corporation. The Participant’s signature on such stock power shall be guaranteed by an institution that is a member of a Medallion signature guarantee program or a similar signature guarantee program acceptable to the Corporation’s transfer agent.

6. Multiple Executed Copies. This Agreement may be executed in multiple copies, each of which will constitute an original, and which together will constitute one and the same agreement providing for a single grant of shares of Restricted Stock.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed as of the date and year first above written.

MANPOWER INC.

By:	/s/ Jeffrey A. Joerres
Jeffrey A. Joerres
Chairman, Chief Executive Officer & President

The undersigned Employee hereby accepts the foregoing grant of Restricted Stock and agrees to the several terms and conditions hereof and of the Plan.

/s/ Michael J. Van Handel
Michael J. Van Handel
Employee

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